UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2012

ULTA SALON, COSMETICS & FRAGRANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33764	36-3685240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Remington Blvd., Suite 120 Bolingbrook, Illinois	60440
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 410-4800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Pursuant to a previously announced Chief Financial Officer succession plan, effective September 6, 2012, Gregg R. Bodnar will resign as Chief Financial Officer and Assistant Secretary of Ulta Salon, Cosmetics & Fragrance, Inc. (the “Company”).

(c) On August 22, 2012, the Company announced that Mr. Bruce L. Hartman would be appointed Senior Vice President, Finance of the Company, effective September 4, 2012, and Chief Financial Officer and Assistant Secretary, effective September 7, 2012, as the successor to Mr. Bodnar. In connection with his employment, the Company entered into an offer letter, effective August 20, 2012 (a copy of which is attached hereto as Exhibit 10.1) pursuant to which Mr. Hartman is entitled to the following:

•	Annual base salary of $500,000, subject to future adjustments.

•

Target annual incentive at 65% of base salary, with a maximum annual incentive at 250%. The actual earned incentive for 2012 will be prorated based on the percentage of the fiscal year Mr. Hartman is employed by the Company.

•

Participation in the long term incentive program (“LTIP”), beginning 2013. Pursuant to the LTIP, Mr. Hartman shall receive annual equity awards valued at 80% of base salary. These awards are subject to the terms of the Company’s 2011 Incentive Award Plan and the form award agreements approved by the Compensation Committee under the LTIP from time to time.

•

New hire restricted stock unit grant equal to $1,000,000 divided by the closing share price on the date of the grant. Such restricted shares will vest in full on the fifth anniversary of the grant date.

•

New hire option grant with a Black-Scholes value equal to $1,000,000. Such options will vest and become exercisable in four equal installments commencing on the grant date and each subsequent anniversary, such that all such options will be fully vested on the fourth anniversary of the grant date.

•

Mr. Hartman agreed to a 12 month post-termination non-compete and a 12 month non-solicitation of customers and employees, as well as an unlimited covenant not to use or disclose confidential information.

•

In the event that Mr. Hartman’s employment is terminated without cause, upon execution of a release of claims and subject to his compliance with his noncompete, nonsolicitation and confidential information covenants, he shall be entitled to a termination settlement payment based upon the Company’s practice in place at the time applicable to Mr. Hartman’s position with the Company.

A copy of the press release is filed as Exhibit 99.1 to this report. Mr. Hartman, age 59, served as Executive Vice President, Chief Administrative Officer and Chief Financial Officer of Yankee Candle Company from January 2008 until his retirement in March 2010. Prior to joining Yankee Candle Company, Mr. Hartman was the Executive Vice President and Chief Financial Officer of Cushman & Wakefield, a global commercial real estate services firm, from April 2006 to January 2008. Neither Yankee Candle Company or Cushman & Wakefield is a parent, subsidiary or other affiliate of the Company. Mr. Hartman currently serves as a member of the Board of Directors of rue21, inc. Mr. Hartman does not have any family relationships with any of the Company’s directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Offer Letter, effective as of August 20, 2012, between Ulta Salon, Cosmetics & Fragrance, Inc. and Bruce L. Hartman

99.1	Press release issued by Ulta Salon, Cosmetics & Fragrance, Inc. on August 22, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTA SALON, COSMETICS & FRAGRANCE, INC.

Date: August 22, 2012	By:	/s/ Robert S. Guttman
Robert S. Guttman
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter, effective as of August 20, 2012, between Ulta Salon, Cosmetics & Fragrance, Inc. and Bruce L. Hartman

99.1	Press release issued by Ulta Salon, Cosmetics & Fragrance, Inc. on August 22, 2012